Exhibit 99.1

Tucows Inc. Reports Financial Results for Fourth Quarter 2010

February 16th, 2011

TORONTO, Feb. 16 — Tucows Inc. (NYSE AMEX:TCX) (TSX:TC), a global provider of domain names, email and other Internet services, today reported its financial results for the fourth quarter ended December 31, 2010. All figures are in U.S. dollars.

Summary Financial Results

(Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended Dec. 31, 2010 (unaudited)	3 Months Ended Dec. 31, 2009 (unaudited)	12 Months Ended Dec 31, 2010 (unaudited)	12 Months Ended Dec. 31, 2009 (unaudited)
Net revenues	22,077	20,330	84,579	80,939
Gain (loss) on change in fair value of forward exchange contracts	298	277	(1,371)	4,180
Other income	(16)	(46)	(116)	4,268
Net income for the period	1,237	1,746	2,117	12,241
Net earnings per common share	0.02	0.03	0.04	0.18
Net cash provided by operating activities	2,341	2,880	6,769	6,466

Summary of Revenues and Cost of Revenues

(Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	3 Months Ended Dec. 31, 2010 (unaudited)	3 Months Ended Dec 31, 2009 (unaudited)	3 Months Ended Dec 31, 2010 (unaudited)	3 Months Ended Dec 31, 2009 (unaudited)
OpenSRS:
Domain services	17,308	15,211	14,565	12,578
Email services	529	799	104	110
Other services	1,104	1,130	366	410
Total OpenSRS services	18,941	17,140	15,035	13,098

YummyNames	1,531	1,521	181	193
Hover	1,172	1,208	398	443
Butterscotch	433	461	9	12

Network, other costs	—	—	1,148	1,248
Network, depreciation and amortization costs	—	—	313	285
Total revenues/cost of revenue	22,077	20,330	17,084	15,279

“The fourth quarter of 2010 capped off another year of strong financial performance, highlighted by record revenue and solid cash flow from operations,” said Elliot Noss, President and CEO of Tucows. “We believe our performance for the quarter and the year once again underscores the consistency and reliability in our business. As we look ahead, the fundamentals of our business remain strong. The combination of our powerful distribution channel and our demonstrated ability to capitalize on opportunities as our market evolves position us to reliably generate cash in the context of growth and support our objective to return capital to shareholders.”

Net revenue for the fourth quarter of 2010 increased 8.6% to $22.1 million from $20.3 million for the fourth quarter of 2009.

Net income for the fourth quarter of 2010 was $1.2 million, or $0.02 per share, compared with $1.7 million, or $0.03 per share, for the fourth quarter of 2009. Net income for the fourth quarter of 2009 benefited from an income tax recovery of $0.5 million.

Deferred revenue at the end of the fourth quarter of fiscal 2010 was $62.6 million, an increase of 11.1% from $56.3 million at the end of the fourth quarter of fiscal 2009 and an increase of less than 1% from $62.3 million at the end of the third quarter of 2010.

Cash and cash equivalents at the end of the fourth quarter of 2010 were $4.2 million compared with $9.6 million at the end of the fourth quarter of 2009 and $5.4 million at the end of third quarter of 2010.The decrease in cash and cash equivalents from the third quarter of 2010 was primarily the result of the use of $2.8 million for the repurchase of the Company’s shares, $0.5 million for repayment of the Company’s bank loan and $0.3 million for investment in equipment, which was partially offset by cash flow from operating activities of $2.3 million.

As previously announced, during the fourth quarter, the Company repurchased 3.9 million of its shares at a purchase price of $0.70 per share, for a total of $2.8 million, under its modified “Dutch auction” tender announced on September 7, 2010. In 2010, the Company repurchased a total of13.7 million shares for a total of $9.7 million through both its modified Dutch tender offers and normal course issuer bids (“Buyback Programs”), representing 20.4% of the Company’s outstanding shares at the end of 2009. Since initiating its first share buyback program in February 2007, the Company has repurchased a total of23.2 million shares through its Buyback Programs representing 30.0% of the Company’s total shares outstanding at the end of January 2007.

Conference Call

Tucows management will host a conference call today, Wednesday, February 16, 2011, at 5:00 p.m. (ET) to discuss the fourth quarter fiscal 2010 results. Participants can access the conference call via the Internet at http://tucowsinc.com/investors.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-849-0833 or1-800-642-1687 and enter the pass code 43292662 followed by the pound key. The telephone replay will be available until Wednesday, February 23, 2011 at midnight. To access the archived conference call as an MP3 via the Internet, go to http://tucowsinc.com/investors.

About Tucows

Tucows is a global Internet services company. OpenSRS manages over ten million domain names and millions of email boxes through a reseller network of over 11,000 web hosts and ISPs. Hover is the easiest way for individuals and small businesses to manage their domain names and email addresses. YummyNames owns premium domain names that generate revenue through advertising or resale. Butterscotch.com is an online video network building on the foundation of Tucows.com. More information can be found at http://tucowsinc.com.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward looking statements regarding our expectations as to our financial results, our future growth and our ability to generate cash and return capital to shareholders. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to

Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

For further information:

Lawrence Chamberlain

The Equicom Group for Tucows Inc.

(416) 815-0700 ext. 257

lchamberlain@equicomgroup.com

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	December 31,	December 31,
	2010	2009
	(unaudited)	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$4,205,729	$9,632,394
Accounts receivable	3,021,995	2,822,045
Prepaid expenses and deposits	2,363,876	2,498,922
Derivative instrument asset, current portion	833,960	2,107,825
Prepaid domain name registry and ancillary services fees, current portion	37,016,871	31,596,236
Income taxes recoverable	620,000	674,000
Total current assets	48,062,431	49,331,422

Derivative instrument asset, long-term portion	—	96,845
Prepaid domain name registry and ancillary services fees, long-term portion	12,820,479	12,126,515
Property and equipment	1,552,349	1,986,768
Deferred financing charges	15,600	41,000
Deferred tax asset, long-term portion	4,155,600	3,907,476
Intangible assets	16,883,401	18,656,353
Goodwill	17,990,807	17,990,807
Total assets	$101,480,667	$104,137,186

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,664,006	$1,547,863
Accrued liabilities	1,346,436	1,889,980
Customer deposits	3,960,312	3,624,317
Loan payable, current portion	1,305,883	3,220,125
Deferred revenue, current portion	45,832,374	40,211,766
Accreditation fees payable, current portion	547,810	530,656
Deferred tax liability, current portion	1,155,600	907,476
Total current liabilities	55,812,421	51,932,183

Deferred revenue, long-term portion	16,738,429	16,098,812
Accreditation fees payable, long-term portion	168,580	169,620
Deferred tax liability, long-term portion	4,840,000	4,840,000

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 53,448,591 shares issued and outstanding as of December 30, 2010 and 67,080,353 shares issued and outstanding as of December 31, 2009	11,324,866	14,030,384
Additional paid-in capital	40,700,587	47,287,351
Deficit	(28,104,216)	(30,221,164)
Total stockholders’ equity	23,921,237	31,096,571
Total liabilities and stockholders’ equity	$101,480,667	$104,137,186

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Net revenues	$22,077,286	$20,329,540	$84,578,505	$80,939,212

Cost of revenues:
Cost of revenues (*)	15,623,360	13,745,834	58,494,849	53,187,917
Network expenses	1,148,073	1,247,958	4,648,899	4,748,189
Depreciation of property and equipment	238,000	256,357	1,032,368	1,673,191
Amortization of intangible assets	74,802	29,199	299,208	116,796
Total cost of revenues	17,084,235	15,279,348	64,475,324	59,726,093

Gross profit	4,993,051	5,050,192	20,103,181	21,213,119

Expenses:
Sales and marketing (*)	1,737,526	1,550,937	7,217,754	5,812,007
Technical operations and development (*)	1,091,180	1,128,879	4,577,898	4,550,704
General and administrative (*)	830,012	950,749	2,879,825	5,558,921
Depreciation of property and equipment	43,285	35,915	170,844	266,251
Loss on disposition of property and equipment	—	524	—	40,893
Amortization of intangible assets	360,540	360,540	1,442,160	1,442,160
Loss (gain) on change in fair value of forward exchange contracts	(298,321)	(277,195)	1,370,710	(4,179,589)
Total expenses	3,764,222	3,750,349	17,659,191	13,491,347

Income from operations	1,228,829	1,299,843	2,443,990	7,721,772

Other (expenses) income:
Interest (expense) income, net	(16,385)	(46,471)	(116,197)	(225,140)
Other income	—	—	—	4,493,190
Total other (expenses) income	(16,385)	(46,471)	(116,197)	4,268,050

Income before provision for income taxes	1,212,444	1,253,372	2,327,793	11,989,822

(Recovery of) provision for income taxes	(24,260)	(493,005)	210,845	(251,384)
Net income for the period	$1,236,704	$1,746,377	$2,116,948	$12,241,206

Basic earnings per common share	$0.02	$0.03	$0.04	$0.18

Shares used in computing basic earnings per common share	54,203,289	67,076,782	57,982,248	69,145,001

Diluted earnings per common share	$0.02	$0.03	$0.04	$0.17

Shares used in computing diluted earnings per common share	56,294,238	68,860,034	59,955,788	70,356,013

(*) Stock-based compensation has been included in expenses as follows:

Cost of revenues	$6,647	$3,730	$22,406	$15,957
Sales and marketing	$24,711	$16,018	$96,300	$58,782
Technical operations and development	$19,109	$15,186	$71,012	$49,302
General and administrative	$35,847	$28,579	$210,284	$171,220

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cash provided by (used in):
Operating activities:

Net income for the period	$1,236,704	$1,746,377	2,116,948	$12,241,206
Items not involving cash:
Depreciation of property and equipment	281,285	292,272	1,203,212	1,939,442
Loss on disposition of property and equipment	—	524	—	40,893
Amortization of deferred financing charges	5,300	8,300	25,400	37,500
Amortization of intangible assets	435,342	389,739	1,741,368	1,558,956
Gain on disposal of investment in Afilias	—	—	—	(3,890,395)
Reduction in deferred tax liability	—	(59,000)	—	(556,000)
Disposal of domain names	14,494	2,866	31,584	5,462
Unrealized (gain) loss in the fair value of forward contracts	(298,321)	(277,195)	1,370,710	(4,179,589)
Stock-based compensation	86,314	63,513	400,002	295,261
Changes in non-cash operating working capital:
Accounts receivable	310,282	1,107,837	(199,950)	378,317
Prepaid expenses and deposits	73,690	244,583	135,046	(224,879)
Prepaid fees for domain name registry and ancillary services fees	(328,041)	(65,694)	(6,114,599)	(2,654,170)
Income taxes recoverable	(73,000)	(674,000)	54,000	(674,000)
Accounts payable	408,414	424,977	(35,210)	(172,583)
Accrued liabilities	(307,613)	1,553	(571,930)	(110,166)
Customer deposits	257,848	(140,003)	335,995	305,076
Deferred revenue	236,335	(191,381)	6,260,225	2,122,953
Accreditation fees payable	2,232	4,811	16,114	2,354

Net cash provided by operating activities	2,341,265	2,880,079	6,768,915	6,465,638

Financing activities:
Proceeds received on exercise of stock options	—	—	14,809	25,422
Repurchase of common stock	(2,792,301)	(534,467)	(9,707,093)	(2,915,981)
Repayment of loan payable	(478,560)	(478,560)	(1,914,242)	(2,639,242)

Net cash used in financing activities	(3,270,861)	(1,013,027)	(11,606,526)	(5,529,801)

Investing activities:
Cost of domain names acquired	—	(7,875)	—	(13,775)
Additions to property and equipment	(296,264)	(381,238)	(589,054)	(807,530)
Proceeds on disposal of investment in Afilias	—	—	—	4,090,395

Net cash (used in) provided by investing activities	(296,264)	(389,113)	(589,054)	3,269,090

Increase (decrease) in cash and cash equivalents	(1,225,860)	1,477,939	(5,426,665)	4,204,927

Cash and cash equivalents, beginning of period	5,431,589	8,154,455	9,632,394	5,427,467
Cash and cash equivalents, end of period	$4,205,729	$9,632,394	4,205,729	$9,632,394

Supplemental cash flow information:
Interest paid	$16,444	$46,604	116,242	$227,616

Supplementary disclosure of non-cash investing activity:

Property and equipment acquired during the period not yet paid for	$273,333	$93,594	273,333	$93,594